Exhibit 10.8

COMPENSATION ARRANGEMENT WITH DIRECTOR
As disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2025, Stacy Nieuwoudt resigned from the Board of Directors (the “Board”) of enCore Energy Corp. effective August 29, 2025. In connection with her resignation, the Board approved paying Ms. Nieuwoudt $37,500, representing approximately six months of director compensation.